EXHIBIT 6

FEDERAL IDENTIFICATION   FEDERAL IDENTIFICATION

NO.  04-2676356                                 NO.     04-3239487

THE COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF MERGER

(General Laws, Chapter 156B, Section 78)

merger of	Eaton Vance Distributors, Inc. and

EV Distributors, Inc.

the constituent corporations, into

EV Distributors, Inc.

one of the constituent corporations.

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An Agreement of merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection.(d) thereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stock holder of any constituent corporation, upon written request and without charge:

2. The effective date of merger determined pursuant to the agreement of merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

3. (For a merger)

‘‘The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

Articles of Organization of EV Distributors, Inc., the surviving corporation, have been amended

To change the name of the surviving corporation from “EV Distributors, Inc.” to “Eaton Vance

Distributors, Inc.”

(For a consolidation)

(a)The purpose of the resulting corporation is to engage in the following business activities:

N/A

(b) State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue.

  N/A

WITHOUT PAR VALUE		WITH PAR VALUE

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Common:		Common:

Preferred:		Preferred:

**(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.

  N/A

**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

  N/A

**(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

  N/A

**	If there are no provisions state “None”.

4. The information contained in Item 4 is not a permanent part of the Articles of Organization of the surviving corporation.

(a) The street address of the ‘surviving corporation in Massachusetts is: (post office boxes are not acceptable)

        24 Federal Street, Boston, Massachusetts 02110

(b) The name, residential address, and post office address of each director and officer of the surviving corporation is:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	Wharton P. Whitaker	371 Rumstick Road	24 Federal Street
		Barrington, RI 02806	Boston, MA 02110

Treasurer:	Benjamin A. Rowland, Jr.	27 Waldron Street	24 Federal Street
		Marblehead, MA 01945	Boston, MA 02110

Clerk:	Thomas Otis	50 Pine Street	24 Federal Street
		Dover, MA 02030	Boston, MA 02110

Directors:	Benjamin A. Rowland, Jr.	27 Waldron Street	24 Federal Street
		Marblehead, MA 01945	Boston, MA 02110

	Wharton P. Whitaker	371 Rumstick Road	24 Federal Street
		Barrington, RI 02806	Boston, MA 02110

	James B. Hawkes	11 Quincy Park Beverly, MA 01915	24 Federal Street Boston, MA 02110

	William M. Steul	46 Rawson Road	24 Federal Street
		Brookline, MA 02146	Boston, MA 02110

(c) The fiscal year (i.e. tax year) of the surviving corporation shall end on the last day of the month of:

        October

(d) The name and business address of the resident agent, if any, of the surviving corporation is:

        N/A

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 1568, Section 78.

/s/	Wharton P. Whitaker
Wharton P. Whitaker, President

/s/	Thomas Otis
Thomas Otis, Clerk

of Eaton Vance Distributors, Inc.

/s/	Wharton P. Whitaker
Wharton P. Whitaker, President

/s/	Thomas Otis
Thomas Otis, Clerk

of EV Distributors, Inc.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF MERGER

I hereby approve the with Articles of Merger and,

the filing fee in the amount of $250, having been paid,

said articles are deemed to have been filed with me this 1st day of November, 1996

Effective date:

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

Photocopy of document to be sent to:

Jennifer H. Hurford

Bingham, Dane & Gould LLP

150 Federal Street

Boston, MA 02110

Telephone 617 951 8383